                              MORGAN STANLEY FUNDS
                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18F-3

                                  INTRODUCTION

         This plan (the "Plan") is adopted pursuant to Rule 18f-3 under the
Investment Company Act of 1940, as amended (the "1940 Act"), effective as of
July 28, 1997 as amended and restated as of September 26, 2007. The Plan relates to shares of the open-end investment companies to which Morgan Stanley
Investment Advisors Inc. acts as investment adviser, that are listed on Schedule
A, as may be amended from time to time (each, a "Fund" and collectively, the
"Funds"). The Funds are distributed pursuant to a system (the "Multiple Class
System") in which each class of shares (each, a "Class" and collectively, the
"Classes") of a Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I.       DISTRIBUTION ARRANGEMENTS

         One or more Classes of shares of the Funds are offered for purchase by investors with the sales load structures described below. In addition, pursuant to Rule 12b-1 under the 1940 Act, the Funds have each adopted Plans of
Distribution and Shareholder Service Plans (the "12b-1 Plan") under which shares of certain Classes are subject to the service and/or distribution fees ("12b-1
Fees") described below.

1.       Class A Shares

         Class A shares are offered with a front-end sales load ("FESL"). The schedule of sales charges applicable to a Fund and the circumstances under which the sales charges are subject to reduction are set forth in each Fund's current prospectus. As stated in each Fund's current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Fund's current prospectus. Class A shares purchased at net asset value may be subject to a contingent deferred sales charge ("CDSC") on redemptions made within eighteen months after purchase. Further information relating to the CDSC, including the manner in which it is calculated, is set forth in paragraph 9 below. Class A shares are also subject to payments under each Fund's
Distribution and/or Shareholder Service Plan to reimburse Morgan Stanley
Distributors Inc. (the "Distributor"), its broker-dealer affiliates and other broker-dealers, financial institutions or intermediaries for distribution and/or shareholder service expenses incurred by them specifically on behalf of the
Class, assessed at an annual rate of up to 0.25% of average daily net assets.
The entire amount of the 12b-1 fee represents a service fee under the Rules of the Financial Industry Regulatory Authority ("FINRA") (of which the Distributor is a member).

2.       Class B Shares

         Class B shares are offered without a FESL, but will in most cases be subject to a six-year declining CDSC which is calculated in the manner set forth in paragraph 9 below. The schedule of CDSC charges applicable to each Fund is set forth in each Fund's current prospectus. With the exception of certain of the Funds which have a different formula described below
(Morgan Stanley Focus Growth Fund (formerly, Morgan Stanley American
Opportunities Fund), Morgan Stanley Natural Resource Development Securities
Inc., Morgan Stanley Strategist Fund and Morgan Stanley Dividend Growth
Securities Inc.).(1) Class B shares are also subject to a fee under each Fund's respective 12b-1 Plan, assessed at the annual rate of up to 1.00% of either: (a)
the lesser of (i) the average daily aggregate gross sales of the Fund's Class B shares since the inception of the Fund (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Fund's inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of
Class B; or (b) the average daily net assets of Class B. A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets represents a service fee under the Rules of FINRA and the remaining portion of the 12b-1 fee, if any, represents an asset-based sales charge. Also, Class B shares have a conversion feature ("Conversion Feature") under which such shares convert to
Class A shares after 8 years. Details of the Conversion Feature are set forth in
Section IV below.

3.       Class C Shares

         Class C shares are offered without imposition of a FESL, but will in most cases be subject to a CDSC of 1.00% on redemptions made within one year after purchase. Further information relating to the CDSC is set forth in paragraph 9 below. In addition, Class C shares, under each Fund's 12b-1 Plan, are subject to 12b-1 payments to reimburse the Distributor, its broker-dealer affiliates and other broker-dealers for distribution and shareholder service expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 1.00% of the average daily net assets of the Class A portion of the 12b-1 fee equal to up to 0.25% of the Fund's average daily net assets is characterized as a service fee within the meaning of FINRA guidelines.
Unlike Class B shares, Class C shares do not have the Conversion Feature.

4. Class D Shares (to be renamed Class I Shares effective on or about April
2008)

         Class I shares are offered without imposition of a FESL, CDSC or a
12b-1 fee for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, in each case, as may be approved by the Boards of Directors/Trustees of the Funds and as disclosed in each Fund's current prospectus.

5. Class Q Shares (with respect to Morgan Stanley Utilities Fund only)

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(1)   The payments under the 12b-1 Plan for each of Morgan Stanley Focus Growth
      Fund (formerly, Morgan Stanley American Opportunities Fund), Morgan
      Stanley Natural Resource Development Securities Inc. and Morgan Stanley
      Dividend Growth Securities Inc. are assessed at the annual rate of 1.0% of the lesser of: (a) the average daily aggregate gross sales of the Fund's
      Class B shares since the inception of the Fund's Plan (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the Plan's inception upon which a CDSC has been imposed or waived, or (b) the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, since inception of the
      Plan. The payments under the 12b-1 Plan for the Morgan Stanley Strategist
      Fund are assessed at the annual rate of: (i) 1.0% of the lesser of (a) the average daily aggregate gross sales of the Fund's Class B shares since the effectiveness of the first amendment of the Plan on November 8, 1989 (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of the Fund's Class B shares redeemed since the effectiveness of the first amended Plan, upon which a
      CDSC has been imposed or waived, or (b) the average daily net assets of
      Class B attributable to shares issued, net of related shares redeemed, since the effectiveness of the first amended Plan; plus (ii) 0.25% of the average daily net assets of Class B attributable to shares issued, net of related shares redeemed, prior to effectiveness of the first amended Plan.

         In connection with the merger (the "Merger") of Morgan Stanley Global
Utilities Fund into Morgan Stanley Utilities Fund ("Utilities"), a new Q share class was created into which all holders of pre-Merger Class B shares of
Utilities ("Pre-Merger Class B Shares") will be placed on the effective date of the Merger. Class Q shares of Utilities are closed to new investments (except for dividend reinvestments). The Class Q shares of Utilities are offered without a FESL, but are subject to a six-year declining CDSC, which is calculated in the manner set forth in paragraph 7 below. The schedule of CDSC charges is set forth in Utilities' current prospectus. For purposes of calculation of the CDSC, Class
Q shareholders will get the benefit of their holding period for Pre-Merger Class
B Shares. Class Q shares are also subject to a fee under Utilities' 12b-1 Plan relating to its Class Q shares, assessed at the annual rate of up to 0.26% of either: (a) the lesser of (i) the average daily aggregate gross sales of
Utilities' Class Q shares and Pre-Merger Class B Shares since the inception of
Utilities (not including reinvestment of dividends or capital gains distributions), less the average daily aggregate net asset value of Utilities'
Class Q shares and Pre-Merger Class B Shares redeemed since Utilities' inception upon which a CDSC has been imposed or waived, or (ii) the average daily net assets of Class Q; or (b) the average daily net assets of Class Q. A portion of the 12b-1 fee equal to up to 0.25% of Utilities' average daily net assets represents a service fee under the Rules of the FINRA and the remaining portion of the 12b-1 fee, if any, represents an asset-based sales charge. Also, Class Q shares retain the same conversion feature as Class B shares ("Conversion
Feature") under which such shares convert to Class A shares after a certain holding period and retain the same exchange privileges as Class B shares.
Details of the Conversion Feature and exchange privilege are set forth in
Section IV below under "Conversion Features--Class B to Class A" and "Conversion
Features--Exchange Privileges."

6.       Class R Shares

         Class R shares, under each Fund's 12b-1 Plan, are subject to 12b-1 payments to reimburse the Distributor, its broker-dealer affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 0.50% of the average daily net assets. Up to 0.25% of this amount is characterized as a service fee within the meaning of FINRA guidelines. Class R shares do not have the Conversion
Feature.

7.       Class W Shares

         Class W shares, under each Fund's 12b-1 Plan, are subject to 12b-1 payments to reimburse the Distributor, its broker-dealer affiliates and other broker-dealers for distribution expenses incurred by them specifically on behalf of the Class, assessed at the annual rate of up to 0.35% of the average daily net assets. Up to 0.25% of this amount is characterized as a service fee within the meaning of FINRA guidelines. Class W shares do not have the Conversion
Feature.

8.       Additional Classes of Shares

         The Boards of Directors/Trustees of the Funds have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

9. Calculation of the CDSC

         Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The
CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Fund and the circumstances in which the CDSC is subject to waiver are set forth in each
Fund's prospectus.

II.      EXPENSE ALLOCATIONS

         Expenses incurred by a Fund will be allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each
Class, except that 12b-1 or service fees relating to a particular Class are allocated directly to that Class.

III. CLASS DESIGNATION

         All shares of the Funds held prior to July 28, 1997 (other than the shares held by certain employee benefit plans established by Morgan Stanley &
Co. Incorporated, shares of Funds offered with a FESL, and shares of Morgan
Stanley Balanced Fund(2)) have been designated Class B shares. Shares held prior to July 28, 1997 by such employee benefit plans have been designated Class I shares. Shares held prior to July 28, 1997 of Funds offered with a FESL have been designated Class I shares. In addition, shares of Morgan Stanley Focus
Growth Fund (formerly, Morgan Stanley American Opportunities Fund) purchased prior to April 30, 1984, shares of Morgan Stanley Strategist Fund purchased prior to November 8, 1989 and shares of Morgan Stanley Natural Resource
Development Securities Inc. and Morgan Stanley Dividend Growth Securities Inc.
purchased prior to July 2, 1984 (with respect to such shares of each Fund, including such proportion of shares acquired through reinvestment of dividends and capital gains distributions as the total number of shares acquired prior to each of the preceding dates in this sentence bears to the total number of shares purchased and owned by the shareholder of that Fund) have been designated Class
I shares. Shares of Morgan Stanley Balanced Fund(2) held prior to July 28, 1997 have been designated Class C shares except that shares of Morgan Stanley
Balanced Fund(2) held prior to July 28, 1997 that were acquired in exchange for shares of an investment company offered with a CDSC have been designated Class B shares and those that were acquired in exchange for shares of an investment company offered with a FESL have been designated Class A shares. Class B shares of Utilities held prior to the effective date of the Merger will be designated
Class Q shares. Prior to December 2007, Class I shares were named Class D shares.

IV.      CONVERSION FEATURES

1.       Class B to Class A

         Class B shares of each Fund will automatically convert to Class A shares, based on the relative net asset values of the shares of the two Classes on the conversion date, which will be approximately eight (8) years after the date of the original purchase. Conversions will be effected once a month. The eight-year period will be calculated from the last day of the month in which the shares were purchased or, in the case of Class B shares acquired through an exchange or a series of exchanges, from the last day of the month in which the original Class B shares were purchased. There will also be conversions at that time such proportion of Class B shares acquired through automatic reinvestment of dividends owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares purchased and owned by the shareholder. In the case of Class B shares held by a "Morgan Stanley Eligible Plan" (as such term is defined in the prospectus of each Fund), all Class B shares will convert to Class A shares on the conversion date of the first shares of a Fund purchased by that plan. In the case of Class B shares previously exchanged for shares of Morgan Stanley Limited
Duration U.S. Government Trust (formerly, Morgan Stanley Limited Duration U.S.
Treasury Trust), a "Money Market Fund" or a "No-Load Fund" (as such terms are defined in the prospectus of each Fund), the period of time the shares were held in any of such Funds (calculated from the last day of the month in which the shares of any of such Funds were acquired) is excluded from the holding period for conversion. If those shares are subsequently re-exchanged for Class B shares of a Fund, the holding

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(2)   Effective September 2006, Morgan Stanley Balanced Income Fund merged into
      Morgan Stanley Balanced Growth Fund and the fund was re-named Morgan
      Stanley Balanced Fund.

period resumes on the last day of the month in which Class B shares are reacquired. Conversions will be suspended during any period in which the expense ratio of the Class B shares is lower than the expense ratio of the Class A shares.

         Class B to Class Q

         Class B shares of Utilities held prior to the effective date of the
Merger will automatically convert to Class Q shares.

V.       EXCHANGE PRIVILEGES

         Shares of each Class may be exchanged for shares of the same Class of the other Funds without the imposition of an exchange fee as described in the prospectuses and statements of additional information of the Funds. The exchange privilege of each Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in each Fund's prospectus.

VI.      VOTING

         Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan, except that Class B shareholders and Class Q shareholders will have the right to vote on any proposed material increase in
Class A's expenses, including payments under the Class A 12b-1 Plan, if such proposal is submitted separately to Class A shareholders. In addition, each
Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other
Class.

                              MORGAN STANLEY FUNDS
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                                   SCHEDULE A
                                AT JUNE 26, 2008

      Morgan Stanley Aggressive Equity Fund

      Morgan Stanley Allocator Fund

      Morgan Stanley Balanced Fund

      Morgan Stanley California Tax-Free Income Fund

      Morgan Stanley Capital Opportunities Trust(3)

      Morgan Stanley Convertible Securities Trust

      Morgan Stanley Developing Growth Securities Trust(3)

      Morgan Stanley Dividend Growth Securities Inc.

..     Morgan Stanley Equally-Weighted S&P 500 Fund(3)

      Morgan Stanley European Equity Fund Inc(3)

..     Morgan Stanley Financial Services Trust

      Morgan Stanley Focus Growth Fund(3)

      Morgan Stanley Fundamental Value Fund

      Morgan Stanley FX Series Fund

         o        The FX Alpha Strategy Portfolio(3) (4)

         o        The FX Alpha Plus Strategy Portfolio(3) (4)

      Morgan Stanley Global Advantage Fund

      Morgan Stanley Global Dividend Growth Securities

..     Morgan Stanley Health Sciences Trust

..     Morgan Stanley High Yield Securities Inc.

      Morgan Stanley Institutional Strategies Fund

      Morgan Stanley Income Trust

      Morgan Stanley International Fund(3)

      Morgan Stanley International Small Cap

      Morgan Stanley International Value Equity Fund(3)

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(3) Fund offers Class R and Class W shares.

(4) Fund does not offer Class B shares.

      Morgan Stanley Japan Fund

..     Morgan Stanley Mid-Cap Value Fund

      Morgan Stanley Mortgage Securities Fund

      Morgan Stanley Multi-Asset Class Fund

      Morgan Stanley Nasdaq-100 Index Fund

      Morgan Stanley Natural Resource Development Securities Inc.

      Morgan Stanley New York Tax-Free Income Fund

..     Morgan Stanley Pacific Growth Fund Inc. (3)

      Morgan Stanley Real Estate Fund

      Morgan Stanley S&P 500 Index Fund

..     Morgan Stanley Series Fund

          o        Morgan Stanley U.S. Multi-Cap Alpha Fund(3)(4)

          o        Morgan Stanley Alternative Opportunities Fund(3)(4)

          o        Morgan Stanley Commodities Alpha Fund(3)(4)

          o        Morgan Stanley Diversified Large Cap Equity Fund(3)

          o        Morgan Stanley Diversified International Equity Fund(3)

      Morgan Stanley Small-Mid Special Value Fund(3)

      Morgan Stanley Special Growth Fund

      Morgan Stanley Special Value Fund(3)

      Morgan Stanley Strategist Fund(3)

      Morgan Stanley Tax-Exempt Securities Trust

..     Morgan Stanley Technology Fund

      Morgan Stanley Total Market Index Fund

      Morgan Stanley U.S. Government Securities Trust

      Morgan Stanley Utilities Fund

      Morgan Stanley Value Fund

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(3) Fund offers Class R and Class W shares.

(4) Fund does not offer Class B shares.